AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT

This AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT, dated and effective as of May 6, 2009 (this "Amendment"), is entered into by and among SRKP 21, Inc., a Delaware corporation (the “Company”), Attainment Holdings Limited, a British Virgin Islands corporation (“Attainment”), and Excel Profit Global Group Limited, a British Virgin Islands corporation (“EPGG”); and, as to Sections 4.2 and Articles X only, each of the designees listed on Schedule I hereto (the “Designees”). The Company, Attainment and EPGG are collectively referred to herein as the “Parties”.  Terms not defined in this Amendment shall have such meanings as set forth in the Agreement (as defined below).

WITNESSETH:

WHEREAS, the Parties and the Designees entered into that certain Share Exchange Agreement dated as of March 3, 2009 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement by entering into this Amendment;

WHEREAS, Section 10.5 of the Agreement permits the Parties to amend the Agreement only by a written instrument executed by the Parties.

NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.  Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

2.5           No Assets or Liabilities.  As of the Closing, the Company shall have no more than $72,500 in liabilities.  Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.  Section 3.8(iv) of the Agreement is hereby deleted in its entirety.

3.  Section 3.8(v) of the Agreement is hereby amended and restated in its entirety as follows:

(v)  Kevin DePrimio, who is the Executive Vice President of Corporate Finance of WestPark, is a stockholder of the Company beneficially holding approximately 6.8% of the Company’s Common Stock and Warrants (prior to the Share Exchange);

4.  Section 7.1(e) and Section 7.1(f) of the Agreement are hereby deleted in their entirety and a new Section 9.3 is added to the Agreement in “Article IX. Covenants Subsequent To Closing” as follows:

9.3           Engagement of Public Relations Firm and Equity Research Firm.  Within 60 days of the Closing, the Company shall engage (i) a public relations firm, which shall conduct two (2) non-Share Exchange related road shows each year for two (2) years, that is mutually acceptable to the Company and WestPark, and (ii) a Company-sponsored equity research firm that is mutually acceptable to the Company and WestPark.

5.  Section 7.1(g) of the Agreement is hereby amended and restated in its entirety as follows:

(g)           The Company shall have concluded an equity financing at the time of Closing (the “Equity Financing”).

6.  Section 9.2 of the Agreement is hereby amended and restated in its entirety as follows:

9.2           NYSE Amex Listing.  The Company shall take reasonable efforts to cause the Company’s securities to be listed on the NYSE Amex as soon as practicable after the Closing.

7.           A new Section 9.4 is added to the Agreement in “Article IX. Covenants Subsequent To Closing” as follows:

9.4           Lock-Up Restriction.  EPGG and the Designees, as set forth in Schedule I, shall enter into a lock-up agreement with WestPark, a form of which is attached hereto as Exhibit C, pursuant to which EPGG and the Designees agree not to sell their shares of Company Common Stock until twenty-four (24) months after the date of the Company’s proposed initial public offering.

8. Except as amended herein, the Agreement shall remain in full force and effect.

9. This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SRKP 21, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	President

ATTAINMENT HOLDINGS LIMITED

By:	/s/ To Chau Sun
Name:	To Chau Sun
Title:	Director of Board

EXCEL PROFIT GLOBAL GROUP LIMITED

By:	/s/ Li JianRong
Name:	Li JianRong
Title:	Director of Board

Solely for purposes of Section 4.2 and
Article X, ZHUO CHEN

/s/ Zhuo Chen
By: Zhuo Chen

Solely for purposes of Section 4.2 and
Article X, HAILAN ZHANG

/s/ Hailan Zhang
By: Hailan Zhang

[SIGNATURE PAGE CONTINUED ON NEXT PAGE]

Solely for purposes of Section 4.2 and
Article X, RONG YUE

/s/ Rong Yue
By: Rong Yue

Solely for purposes of Section 4.2 and
Article X, JOYRISE HOLDINGS LIMITED

/s/ Zhang Yura Ming
By: Zhang Yura Ming
Its:

Solely for purposes of Section 4.2 and
Article X, KEEN DRAGON GROUP LIMITED

/s/ Zhang Ling Rong
By: Zhang Ling Rong
Its:

Solely for purposes of Section 4.2 and
Article X, GOLDWIDE HOLDINGS LIMITED

/s/ Zhang Ling Rong
By: Zhang Ling Rong
Its:

Solely for purposes of Section 4.2 and
Article X, RICHEVER LIMITED

/s/ Charles Li
By: Charles Li
Its: Director

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

___________, 2009

WESTPARK CAPITAL, INC.
As representative of the several Underwriters
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Re:	______________________________
Proposed Offering of Common Stock

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) between China Electric Motor, Inc. (the “Company’) and WestPark Capital, Inc. (“WestPark”), as representative of the several Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten public offering of common stock of the Company, par value $0.0001 per share, (the “Common Stock”).  The undersigned, the beneficial owner of shares of the Company’s Common Stock, understands that the Company intends to sell shares of Common Stock of the Company and to grant to the Underwriters an over-allotment option to purchase additional shares of Common Stock (the “Offering”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other Underwriters, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of WestPark on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date twenty-four (24) months after the date of the Prospectus (as such term is defined in the Underwriting Agreement); provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of WestPark on behalf of the Underwriters, (i) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s immediate family or to trusts exclusively for the benefit of members of the undersigned’s immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to WestPark, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof, and (ii) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof.  For purposes of this paragraph, “immediate family” shall mean the undersigned’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

The restriction on transfers described in the immediately preceding paragraph shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock except in compliance with this agreement.  This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,

Signature

Name

Title